Exhibit 99.1

iRhythm Technologies Announces First Quarter 2021 Financial Results

SAN FRANCISCO, May 6, 2021 -- iRhythm Technologies, Inc. (NASDAQ: IRTC), a leading digital health care solutions company focused on the advancement of cardiac care, today reported financial results for the three months ended March 31, 2021.

First Quarter 2021 Financial Highlights
•Revenue was $74.3 million, a 17% increase compared to first quarter 2020
•Gross margin was 68.4%, a 6.3% decrease compared to first quarter 2020
•Adjusted EBITDA (defined as EBITDA less stock compensation) was negative $5.2 million, a positive $2.2 million EBITDA increase compared to first quarter 2020
•Cash and Short-Term Investments were $262 million at March 31, 2021, a $73 million decrease from December 31, 2020

“The clinical and economic value of our Zio service continues to drive strong demand and generated record volumes in the first quarter. Volumes were 31% above pre-COVID levels seen in the first quarter of 2020, powered primarily by Zio XT in the U.S., while Zio AT in the U.S. and Zio XT in the UK outpaced overall company growth on a percentage basis,” said Mike Coyle, iRhythm President and CEO. “As we look forward, our differentiated technology and the enthusiasm we are seeing from both physicians and patients gives confidence in iRhythm’s continued market leadership.

“We remain steadfast in our pursuit of higher Medicare reimbursement that is more in line with the significant benefits that Zio XT provides. We are also realistic about what direction reimbursement dynamics may take. Accordingly, we are focused on instilling greater discipline across our organization, to increase efficiency in our manufacturing, clinical operations, revenue cycle management and sales and marketing functions.

“Investing in long term growth, including international expansion and expanding indications of use, remains a top priority, and importantly, we have the financial strength to execute on these opportunities. While we face headwinds, iRhythm has the foundation in place to deliver meaningful value creation.”

Medicare Reimbursement Update
Following the April 10, 2021 publication of Novitas updated rates for CPT codes 93243 and 93247, iRhythm has identified multiple paths that it is pursuing to achieve pricing that it believes is more in line with the benefits of its technology. In particular, the Company is:

•Engaging with Novitas to better understand their valuation methodology and discuss an alternative methodology that iRhythm believes is more appropriate for establishing the true cost to provide the Zio XT service.
•Having discussions with other Medicare Administrative Contractors (MACs), both in geographies where the company has an existing independent diagnostic testing facility as well as potentially new geographies in order to share the same cost model that is being developed for Novitas discussions.
•Continuing to pursue national pricing with the Centers for Medicare and Medicaid Services (CMS) for the calendar year 2022 physician fee schedule as its ultimate goal given the recent establishment of Category 1 CPT codes for Zio XT.

"Recent conversations with Novitas have been constructive, and we believe there are multiple viable paths to achieve more equitable rates. We are committed to fully exploring those before making any changes to the availability of Zio XT in the Medicare fee for service segment,” added Coyle. “It is our strong preference, and that of our customers, to achieve reasonable rates that ensure continued access to all patients."

Exhibit 99.1

First Quarter Financial Results
Revenue for the three months ended March 31, 2021 increased 17% to $74.3 million, from $63.5 million during the same period in 2020. The increase was primarily driven by Zio XT volume and continued Zio AT expansion.

Gross profit for the first quarter of 2021 was $50.9 million, up from $47.5 million during the same period in 2020, while gross margins were 68.4%, down from 74.7% during the same period in 2020. The decrease in gross margin was due to the reduction in Zio XT Medicare reimbursement rates, costs related to Home Enrollment and the COVID-19 pandemic.

Operating expenses for the first quarter of 2021 were $78.3 million, compared to $56.6 million for the same period in 2020. The increase in operating expenses was primarily due to increases in Stock Based Compensation and payroll offset by decrease in Verily milestone expense.

Net loss for the first quarter of 2021 was $27.8 million, or a loss of $0.95 per share, compared with net loss of $9.1 million, or a loss of $0.34 per share, for the same period in 2020.

Financial Guidance
For the second quarter 2021, iRhythm expects sequential volume growth of approximately 4% over the first quarter of 2021 and OPEX to be approximately flat to first quarter 2021 with reductions in stock-based compensation and payroll taxes offset by increases in legal and consulting spending and hiring to support investments.

Webcast and Conference Call Information
iRhythm’s management team will host a conference call today beginning at 1:30 p.m. PT/ 4:30 p.m. ET. Investors interested in listening to the conference call may do so by accessing the live and archived webcast of the event available on the “Investors” section of the company’s website at: www.irhythmtech.com.

About iRhythm Technologies, Inc.
iRhythm is a leading digital health care company redefining the way cardiac arrhythmias are clinically diagnosed. The company combines wearable biosensor devices worn for up to 14 days and cloud-based data analytics with powerful proprietary algorithms that distill data from millions of heartbeats into clinically actionable information. The company believes improvements in arrhythmia detection and characterization have the potential to change clinical management of patients.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements include statements relating to reimbursement rates and coverage, market expansion, plans to reduce costs and improve efficiency and financial guidance. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled “Risk Factors” and elsewhere in our filings made with the Securities and Exchange Commission on Forms 10-K and 10-Q. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. iRhythm disclaims any obligation to update these forward-looking statements.

Exhibit 99.1

Investor Relations Contact:
Leigh Salvo
(415) 937-5404
investors@irhythmtech.com

Media Contact:
Morgan Mathis
310-528-6306
irhythm@highwirepr.com

Exhibit 99.1

IRHYTHM TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$137,375	$88,628
Short-term investments	124,911	246,589
Accounts receivable, net	59,982	29,932
Inventory	6,863	5,313
Prepaid expenses and other current assets	6,975	7,363
Total current assets	336,106	377,825
Property and equipment, net	37,447	34,247
Operating lease right-of-use assets	89,206	84,714
Goodwill	862	862
Other assets	14,866	14,091
Total assets	$478,487	$511,739
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,152	$4,365
Accrued liabilities	36,260	40,532
Deferred revenue	1,425	930
Debt, current portion	11,667	11,667
Operating lease liabilities, current portion	4,878	8,171
Total current liabilities	59,382	65,665
Debt, noncurrent portion	18,427	21,339
Other noncurrent liabilities	1,836	1,830
Operating lease liabilities, noncurrent portion	89,270	81,293
Total liabilities	168,915	170,127
Stockholders’ equity:
Preferred Stock	—	—
Common stock	27	27
Additional paid-in capital	641,996	646,258
Accumulated other comprehensive income	12	11
Accumulated deficit	(332,463)	(304,684)
Total stockholders’ equity	309,572	341,612
Total liabilities and stockholders’ equity	$478,487	$511,739

Exhibit 99.1

IRHYTHM TECHNOLOGIES, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)

	Three months ended March 31,
	2021	2020
Revenue, net	$74,311	$63,535
Cost of revenue	23,458	16,063
Gross profit	50,853	47,472
Operating expenses:
Research and development	8,510	8,415
Selling, general and administrative	69,813	48,230
Total operating expenses	78,323	56,645
Loss from operations	(27,470)	(9,173)
Interest expense	(335)	(380)
Other income, net	124	505
Loss before income taxes	(27,681)	(9,048)
Income tax provision	98	17
Net loss	$(27,779)	$(9,065)
Net loss per common share, basic and diluted	$(0.95)	$(0.34)
Weighted-average shares, basic and diluted	29,164,430	26,839,870

Exhibit 99.1

IRHYTHM TECHNOLOGIES, INC.
Reconciliation of Net Loss to Adjusted EBITDA
(Unaudited)
(In thousands)

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020
Net loss	$(27,779)	$(9,065)
Income tax provision	98	17
Depreciation and Amortization	2,036	1,551
Interest expense/(income)	247	(197)
Stock-based compensation	20,230	305
Adjusted EBITDA	$(5,168)	$(7,389)